SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Russell Investment Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Dear Russell Multi-Manager Principal Protected Fund (the “Fund”) shareholder:

Recently, Russell Investment Company sent you a proxy statement with details regarding proposals on which you are entitled to vote.

A meeting of shareholders was held on October 3, 2007. At that time, however, there was not a quorum of Fund shareholders represented at the meeting because a majority of Fund shareholders did not submit their vote prior to the meeting. Therefore, the meeting for the Fund was adjourned until October 25, 2007.

Your vote is important and we need it to proceed on the proposals.

Please take a few minutes to consider the proposals and submit your vote today. The enclosed proxy card details three easy ways to vote.

1.	by phone

2.	online

3.	by returning the enclosed proxy card

A letter to shareholders and Q&A outlining the proposals were included in an earlier mailing. Please review these materials to understand the proposals.

Your participation is greatly appreciated. If you have already submitted your vote, we apologize for the inconvenience.

If you have questions about this voting procedure or have misplaced your proxy materials, please call your Citigroup financial advisor.

Thank you for your time.